Exhibit 32

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Allen Palmiere, Chief Executive Officer, President and Director, and I, Chet Holyoak, Chief Financial Officer of Gold Resource Corporation (the “Company”) certify that:

1. The Report complies fully with the requirements of Section 13(e) or 15(d) of the Securities Exchange Act of 1934; and

2. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in this amended annual report.

Date: March 27, 2024
/s/ Allen Palmiere
Allen Palmiere
Chief Executive Officer, President and Director (Principal Executive Officer)

Date: March 27, 2024
/s/ Chet Holyoak
Chet Holyoak

Chief Financial Officer

(Principal Financial and Accounting Officer)